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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: JUNE 17, 2003



                    HERITAGE PROPERTY INVESTMENT TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            MARYLAND                    ______                 04-3474810
 (STATE OR OTHER JURISDICTION    (COMMISSION FILE NO.)       (IRS EMPLOYER
      OF INCORPORATION)              001-31297            IDENTIFICATION NO.)

   535 BOYLSTON STREET                                          02116
  BOSTON, MASSACHUSETTS                                       (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (617) 247-2200
                         (REGISTRANT'S TELEPHONE NUMBER,
                               INCLUDING AREA CODE)

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ITEM 5. OTHER EVENTS

     On June 17, 2003, Heritage Property Investment Trust, Inc. announced its agreement with respect to the termination of employment of Gary Widett, Senior Vice President and Chief Operating Officer. A copy of the related press release is attached hereto as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

99.1 Heritage Property Investment Trust, Inc. press release dated June 17, 2003 regarding agreement with respect to the termination of employment of Gary Widett, Senior Vice President and Chief Operating Officer.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      HERITAGE PROPERTY
                                      INVESTMENT TRUST, INC.


                                      /s/Thomas C. Prendergast
                                      ---------------------------------------
                                      Thomas C. Prendergast
                                      Chairman, President and Chief Executive
                                      Officer



                                      /s/David G. Gaw
                                      ---------------------------------------
                                      David G. Gaw
                                      Senior Vice President, Chief Financial
                                      Officer and Treasurer

Dated:  June 17, 2003



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                                                                 EXHIBIT 99.1


FOR MORE INFORMATION CONTACT:

AT THE COMPANY                       FRB / WEBER SHANDWICK
Cayce Montero                        Claire Koeneman            Joe Calabrese
Director, Corporate Development      (Analyst Info)             (General Info)
(617) 247-2200                       (312) 640-6745             (212) 445-8434

FOR IMMEDIATE RELEASE

          HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES AGREEMENT
                   WITH GARY WIDETT, CHIEF OPERATING OFFICER,
                        ON HIS TERMINATION OF EMPLOYMENT

Boston, MA...June 17, 2003...Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company"), today reported that Gary Widett, Senior Vice President and Chief Operating Officer, will terminate his employment with Heritage to pursue other opportunities. With the addition of significant management strength during the past two years in the areas of leasing, operations, finance and acquisitions, the Company has chosen not to fill the chief operating officer position. These functions will now report directly to Thomas C. Prendergast, Chairman, President and Chief Executive Officer, who will assume responsibility for the daily operations of the Company, in addition to his role as Chief Executive Officer. Mr. Prendergast previously performed these dual roles at Heritage and its predecessors for approximately 25 years prior to Mr. Widett's joining Heritage in 1999.

Mr. Prendergast said, "We wish Gary success in all of his future endeavors. Looking forward, Heritage has a strong management team in place and I look forward to managing the Company's operations directly."

Heritage and Mr. Widett have entered into a written agreement with respect to the terms of his termination of employment. Although this written agreement is not yet effective, the Company anticipates that it will incur a severance charge in the second quarter of 2003 of approximately $1.6 million, or $0.04 per share, in connection with Mr. Widett's termination of employment. The Company estimates that the incremental cost of Mr. Widett's termination of employment over the full 2003 fiscal year will be approximately $0.02 per share. At this time, Heritage is not revising its estimate of earnings for the 2003 fiscal year communicated during the Company's first quarter earnings conference call.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of March 31, 2003, the Company had a portfolio consisting principally of 153 shopping centers, located in 27 states and totaling approximately 31.2 million square feet of total gross leasable area, of which 26.1 million square feet is company-owned gross leasable area. The Company's shopping center portfolio was approximately 93.1% leased as of March 31, 2003. Heritage is headquartered in Boston Massachusetts and has an additional 15 regional offices located in the Eastern and Midwestern United States.

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Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company's shopping centers, including the Company's tenants, real estate conditions, current and future bankruptcies of the Company's tenants, execution of shopping center redevelopment programs, the Company's ability to finance the Company's operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.